UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2004

Date of Report (Date of earliest event reported)

INTERCHANGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50989 (Commission File Number)	33-0849123 (I.R.S. Employer Identification Number)

24422 Avenida de la Carlota, Suite 120
Laguna Hills, California 92653
(Address of principal executive offices) (Zip Code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3

Item 1.01. Entry into a Material Definitive Agreement.

     Item 3.02 is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

     On December 20, 2004, Interchange Corporation (the “Company”) issued 822,000 shares of its common stock, par value $0.00001 per share, for an aggregate purchase price of approximately $15.0 million to certain institutional investors in a private placement transaction pursuant to a Securities Purchase Agreement, dated as of December 20, 2004 (the “Purchase Agreement”). The shares will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and will be sold in a private transaction under Regulation D. In connection with the sale of the common stock, the Company also issued the investors warrants to purchase up to 164,400 shares of the Company’s common stock at an exercise price of $25.53 per share.

     The foregoing description of the Purchase Agreement and the warrants is qualified in its entirety by reference to the documents attached as Exhibits 4.1, 4.2 and 4.3, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

4.1 Form of Securities Purchase Agreement dated December 20, 2004.

4.2 Form of Warrant.

4.3 Registration Rights Agreement dated as of December 20, 2004, by and among the Company and the Investors.

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Form of Securities Purchase Agreement dated December 20, 2004.

4.2	Form of Warrant.

4.3	Registration Rights Agreement dated as of December 20, 2004, by and among the Company and the Investors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2004	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description
4.1	Form of Securities Purchase Agreement dated December 20, 2004.

4.2	Form of Warrant.

4.3	Registration Rights Agreement dated as of December 20, 2004, by and among the Company and the Investors.